Exhibit 99.2

NEWS RELEASE

CONTACTS: Media Meghan Cox Manager Corporate Communications T - (412) 433-6777 E - mmcox@uss.com	Investors/Analysts Kevin Lewis General Manager Investor Relations T - (412) 433-6935 E - klewis@uss.com

FOR IMMEDIATE RELEASE:

UNITED STATES STEEL CORPORATION ENHANCES OPERATING MODEL TO SUPPORT THE NEXT PHASE OF STRATEGY AND TRANSFORMATION EXECUTION

•	New structure aligns U. S. Steel around operational, commercial and technological excellence, allowing the company to accelerate its strategy to create a world competitive, “best of both” footprint to better serve its customers
•	Enhanced operating model positions U. S. Steel to deliver approximately $200 million of annual fixed cost savings by 2022, another step towards achieving its previously announced capital and operational cash improvement goal

PITTSBURGH, PA, OCT. 8, 2019 – United States Steel Corporation (X) (“U. S. Steel”) announced today that it is implementing an enhanced operating model and organizational structure to accelerate the company’s strategic transformation and better serve its customers, to be effective Jan. 1, 2020. These initiatives reduce costs and more closely align U. S. Steel’s corporate structure with the company’s previously announced strategic investments in leading technology and advanced manufacturing, including the recently announced purchase of a minority interest in Big River Steel, the newest and most advanced flat-rolled mini mill in North America, with a clear path to consolidation.

 The realignment of U. S. Steel’s leadership team around more nimble and efficient executive functions, notably to sharpen focus on operational and commercial excellence and promote technological innovation, will enable the company to establish a more competitive cost structure with enhanced capabilities to serve priority customers in strategic markets. Additionally, this enhanced operating model will create a new, differentiated U. S. Steel with a team that is charged with leading the execution of the strategy and increasing profitability. It also will further unlock the value of U. S. Steel’s announced investments in Big River Steel and at Mon Valley Works and Gary Works to drive profitable growth, deliver capital and operational cash improvements, and position U. S. Steel to continue to be an industry leader in delivering high-quality, value-added products.

U. S. Steel President and Chief Executive Officer David B. Burritt said, “Our enhanced leadership team structure is the right next step to help U. S. Steel achieve its ambitious strategy to create the leading integrated and mini mill steel company with a world competitive, ‘best of both’ footprint to better serve our customers. We are intensely focused on improving our capabilities to win in strategic markets, reducing structural costs with a leaner footprint and attracting and investing in the best talent that share our S.T.E.E.L. Principles. We have been investing in building a footprint of world-class assets and with today’s announcement we will become a more focused, agile organization with a world-class leadership team ideally structured to capitalize on market opportunities and position us for success.”

Separately, and unrelated to the enhanced operating model, U. S. Steel also announced today that Sara A. Greenstein, Senior Vice President of Consumer Solutions, has resigned effective Oct. 11, 2019, to assume the role of chief executive officer of a publicly traded company. Joe Smous, General Manager, Construction and Converters, has been appointed interim Head of Consumer Solutions, effective Oct. 11, 2019, and will report directly to Burritt. Also, effective Oct. 11, program management of the construction of the endless casting and rolling line at Mon Valley Works, as well as corporate communications, will also report directly to the CEO.

Burritt continued, “Sara has made tremendous contributions to our company, both to our customers and our people. She has provided great leadership at the Mon Valley and was a key player in developing the endless casting and rolling investment we announced in May. I am excited for her next chapter as well as for the recognition of the caliber of U. S. Steel’s executive team. All of us at U. S. Steel thank her for her efforts and wish her the best in her next endeavor.”

In a separate press release issued today, the company announced that Christine (Christie) S. Breves, currently Senior Vice President, Manufacturing Support and Chief Supply Chain Officer, has been appointed Chief Financial Officer of U. S. Steel, effective Nov. 4, 2019. Kevin P. Bradley, current Executive Vice President & Chief Financial Officer of U. S. Steel, is resigning and will remain with the company as Executive Vice President and adviser to the CEO to provide transitional support through the end of 2019. Breves will retain her current responsibilities through the end of the year, most of which will be realigned with the new organizational model effective Jan. 1, as described below.

The following individuals will remain members of the U. S. Steel Senior Vice President Executive Team, effective Jan. 1, 2020, all reporting directly to Burritt:

BUSINESS LEADERS:

Scott Buckiso, currently Senior Vice President, Automotive Solutions, has been named Chief Manufacturing Officer North American Flat-rolled (NAFR) segment. Scott will lead all NAFR production facility activities with a focus on safety, quality, delivery, and cost for customers and stockholders. Scott continues to be responsible for implementing U. S. Steel’s advanced high strength steel coating line at the PRO-TEC joint venture and will assume responsibility for the execution of the remaining strategic projects that will create a world-class hot strip mill at the company’s Gary Works facility. Scott will also assume leadership for the company’s logistics services organization; Transtar, U. S. Steel’s short-line railroad subsidiary; sales and operations planning (S&OP); engineering; and corporate quality.

Doug Matthews, currently Senior Vice President, Industrial, Service Center, Mining Solutions and Tubular, has been named Chief Commercial & Technology Officer. Doug will lead all NAFR commercial activities and integrate all innovation, research, development, and information technology in North America with a focus on customer satisfaction, new business, market share growth, new technology and digitization acceleration. In addition, he will continue to provide leadership to the Tubular and Mining businesses, including the world-class EAF under construction in Alabama.

Jim Bruno, Senior Vice President, European Solutions and President, U. S. Steel Košice, will continue to lead all aspects of European commercial and operating activities, including the world-class electrical steel Dynamo line currently under construction at USSK, as President of U. S. Steel Europe.

FUNCTIONAL SUPPORT LEADERS:

Christie Breves, currently Senior Vice President, Manufacturing Support and Chief Supply Chain Officer, will assume the role and responsibilities of Chief Financial Officer, effective Nov. 4. Following the Jan. 1 reorganization, Breves will retain responsibility for procurement and cash management, along with the responsibilities of the principal financial officer function.

Rich Fruehauf, currently Senior Vice President, Strategic Planning and Corporate Development, has been named Chief Strategy and Development Officer. Rich will continue to lead Strategy, Government Affairs, Environmental Affairs and Sustainability to ensure delivery of identified synergies through a leaner footprint with more sustainable development focus.

Duane Holloway will continue to lead all aspects of the General Counsel function, including ethics and compliance, during this period of rapid change as General Counsel, Chief Ethics & Compliance Officer and Corporate Secretary.

Barry Melnkovic will continue to lead all aspects of talent management, as well as labor relations and payroll, to ensure the company attracts and invests in the best talent to serve customers while rewarding employees as Chief Human Resources Officer.

ABOUT UNITED STATES STEEL CORPORATION

U. S. Steel Corporation, headquartered in Pittsburgh, Pa., is a leading integrated steel producer and Fortune 250 company with major operations in the United States and Central Europe. For more information about U. S. Steel, please visit www.ussteel.com.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as, but not limited to, "believes," "expects," "anticipates," "estimates," "intends," "plans," "could," "may," "will," "should," and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this release include, among other things, statements about potential benefits of the proposed investment and transaction with Big River Steel announced on Oct. 1, 2019 (the “Transaction”), organizational changes and other strategic transactions; anticipated cost savings; potential capital and operational cash improvements; U. S. Steel’s plans, objectives, expectations and intentions; the financial condition, results of operations and business of the proposed joint venture with Big River Steel; the joint venture’s products and potential; U. S. Steel’s future ability or plans to take ownership of the joint venture with Big River Steel as wholly owned subsidiary; U. S. Steel’s ability to obtain financing for the Transaction or other strategic projects at anticipated interest rates or at all; and the anticipated timing of closing of the Transaction. Risks and uncertainties include, among other things, risks related to the satisfaction of the conditions to closing the Transaction in the anticipated timeframe or at all and the possibility that the Transaction does not close; risks related to the ability to realize the anticipated benefits of the Transaction, including the possibility that the expected benefits and cost savings from the proposed Transaction or the capital and operational cash improvements will not be realized or will not be realized within the expected time period; risks related to the satisfaction of the conditions to closing a future call option transaction for the joint venture (including the failure to obtain necessary regulatory approvals); and the risk that the businesses will not be integrated successfully following exercise of the call option; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects of the announcement or the consummation of the proposed Transaction on the market price of U. S. Steel’s common stock; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed Transaction; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; future business combinations or disposals; and competitive developments.  All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, that could cause actual results to differ materially from those reflected in such statements. Accordingly, U. S. Steel cautions that the forward-looking statements contained herein are qualified by these and other important factors and uncertainties that could cause results to differ materially from those reflected by such statements. For more information on additional potential risk factors, please review U. S. Steel’s filings with the SEC, including, but not limited to, U. S. Steel’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

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